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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 21, 2000, except as for Note 16, as to which the date is June 13, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K of NetScout Systems, Inc. for the year ended March 31, 2000.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
July 20, 2000